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                                                                    EXHIBIT 23.3

                            DEGOLYER AND MACNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One Energy Square
                               Dallas, Texas 75206
                                  June 21, 2004

EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002

Gentlemen:

      In connection with the Registration Statement on Form S - 8 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about June 21, 2004, we hereby consent to the incorporation in said Registration Statement of the references to our firm and of the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 25, 2002, January 31, 2003, and January 30, 2004, for estimates as of December 31, 2001, December 31, 2002, and December 31, 2003, respectively. The opinions are referred to in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in the Company's Current Report on Form 8 - K filed with the Securities and Exchange Commission on February 24, 2004, and the letter report, dated January 30, 2004, is filed as Exhibit 23.2 thereto (the Form 8 - K). That section of the Form 8 - K is in turn incorporated by reference in Item 14 of the Company's Annual Report on Form 10 - K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 11, 2004.

                                        Very truly yours,

                                        DeGOLYER and MacNAUGHTON